Exhibit 10.34

DEFERRED STOCK AGREEMENT

For [Number of shares] Restricted Stock Units

Issued Pursuant To The Cooper Companies, Inc.

2007 Long Term Incentive Plan (“The Plan”)

THIS CERTIFIES that on [date of grant] [Name] (the “Holder”) was granted [Number of shares ([# of shares])] shares of the common stock, par value $.10 per share, of The Cooper Companies, Inc. (the “Company”) on a deferred basis and upon and subject to the following terms and conditions (the “Deferred Stock”).

Unless otherwise indicated herein to the contrary, capitalized terms used in this Deferred Stock Agreement shall have the same meanings as set forth in the Plan.

1. Deferred Stock. Subject to the terms of this Agreement and the Plan, Holder is hereby awarded the right to receive the Deferred Stock as it vests as provided in Section 3 hereof. Unless and until the Shares are actually issued and delivered to the Holder, the Holder shall not by reason of being granted the Deferred Stock be deemed to be a shareholder of the Company. Accordingly, the Holder shall not have any rights to vote any Shares subject to the Deferred Stock, or to receive dividends or any other rights of a shareholder until such Shares have been issued to the Holder.

2. Shares. Once vested the Company shall cause that number of Shares equal to the vested portion of the Deferred Stock to either (i) be issued and a stock certificate or certificates representing the Deferred Stock to be registered in the Holder’s name, or (ii) held in book entry form.

3. Vesting. The Deferred Stock will vest as follows:

(a) one-fourth shall vest on January     , [15 months from date of grant];

(b) one-fourth shall vest on January     , [27 months from date of grant];

(c) one-fourth shall vest on January     , [39 months from date of grant];

(d) one-fourth shall vest on January     , [51 months from date of grant].

4. Termination of Employment. In the event that Holder ceases to be employed by or a consultant of the Company any Deferred Stock which has not yet vested shall be forfeited and cancelled, and Holder shall have no further right, title or interest with respect to such Deferred Stock.

5. Limit on Transfer. Holder may not sell, transfer, pledge or assign the Deferred Stock. Once the Deferred Stock becomes vested pursuant to Section 3 hereof, Holder shall have full ownership rights with respect all Shares delivered upon satisfaction of Holder’s Deferred Stock rights.

6. Representations. The Committee may require Holder to represent to and agree with the Company in writing that Holder is acquiring the Shares for investment purposes and without a view to distribution thereof. The Company may condition the delivery of the Deferred Stock upon the listing, registration or qualification of the Shares upon a securities exchange or under applicable securities laws. The Shares shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law. The Company may cause a legend to be put on each certificate representing Shares to reflect any of the provisions of this Section 6.

7. Continuation of Employment not Implied. Nothing contained in the Plan or this Agreement shall confer upon Holder the right to continue as an employee or consultant of the Company or one of its affiliates, nor shall be interpreted to interfere with or limit in any way the right of the Company to terminate Holder’s employment or consultancy at any time, with or without Cause.

Nothing contained in the Plan or this Agreement shall form part of the Employee’s entitlement to remuneration and benefits in terms of his or her employment or affect the Employee’s terms and conditions of employment.

8. Merger, Reorganization, Etc. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other such change in corporate structure affecting the Deferred Stock, an equitable adjustment shall be made in the number of Shares subject to the Deferred Stock; provided that the number of Shares of Deferred Stock shall always be a whole number.

9. Withholding. The Company will deduct and withhold Shares otherwise to be delivered as Deferred Stock with a Fair Market Value equal to the minimum amount of applicable tax withholding arising from the receipt or vesting of the Deferred Stock.

10. Amendments. The Board, with the consent of Holder, may amend at any time or from time to time the terms and conditions of this Deferred Stock Agreement.

11. Data Protection and Personal Data. The Holder acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The Company, and any Subsidiary or any Affiliate, may hold certain personal information regarding Holder, including Holder’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, any shares of stock awarded, cancelled, purchased, vested, unvested or outstanding in Holder’s favor, for the purpose of managing and administering the Plan (“Data”). The Company, and any Subsidiary or any Affiliate, will transfer Data to any third parties assisting the Company, Subsidiary or Affiliate in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere, such as the United States. Holder authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Holder’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on Holder’s behalf to a broker or other third party with whom Holder may elect to deposit any shares of stock acquired pursuant to the Plan. Holder may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company and its Subsidiaries or Affiliates; however, withdrawing the consent may affect Holder’s ability to participate in the Plan.

By signing this Agreement, the Employee acknowledges and agrees that:

a.	the Company and any group companies or affiliates are permitted to hold and process personal (and sensitive) information and data about the Employee as part of their personnel and other business records and may use such information in the course of its business;

b.	they may disclose such information to third parties, including where they are situated outside the European Economic Area, in the event that such disclosure is in their view required for the proper conduct of their business; and

c.	this paragraph applies to information held, used or disclosed in any medium.

12. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Company or any officer of the Company or the Committee or any member thereof, at the Company’s offices at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588, or at such other address as the Company, or any other such person, by notice to Holder may designate from time to time, and to Holder at Holder’s address as set forth below, or such other address as Holder by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

13. Governing Law. This Agreement shall be governed by the laws of the State of California, except to the extent preempted by Federal law.

14. Incorporation of the Plan; Interpretations. This Agreement is entered into pursuant to, and is subject to all of the terms and conditions of the Plan, the terms, conditions and definitions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which Holder hereby acknowledges by his signature below. A determination by the Committee as to any questions, which may arise with respect to the interpretation of this Agreement or the Plan, shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

15. Miscellaneous. The grant of Deferred Stock under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of deferred stock or benefits in lieu of deferred stock in the future. Future grants of deferred stock, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the number of shares of deferred stock, and vesting provisions.

The Deferred Stock and this Deferred Stock Agreement are issued pursuant to, and are subject to all of the terms and conditions of, the Plan, the terms, conditions and definitions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by signing below. A determination by the Committee as to any questions which may arise with respect to the interpretation of the provisions of the Deferred Stock or of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

~ Signature Page Follows ~

WITNESS the signatures of the Company’s duly authorized officers and the Holder.

THE COOPER COMPANIES, INC.

By:
Carol R. Kaufman
Sr. Vice President of Legal Affairs,
Secretary and Chief Administrative Officer

ATTEST:

By:
Daniel G. McBride
Vice President and General Counsel

ACCEPTED:

By:
[name]
[Address 1]
[Address 2]

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